FINANCIAL ADVISOR CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "**Agreement**") is made October 22, 2018 between **ICAP VENTURES INC.** ("**iCAP Ventures**") and **CANIVATE GROWING SYSTEMS LTD.** (the "**Company**").

WHEREAS the Company desires to engage iCAP Ventures for certain consulting services and iCAP Ventures desires to provide such services, all on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the receipt and adequacy of which are hereby acknowledged, iCAP Ventures and the Company (collectively, the "**parties**" and each a "**party**") agree as follows:

1. **Services.** iCAP Ventures shall provide the Company with the following services (collectively, the "**Services**"):

   (a) **Investor communications.** iCAP Ventures will manage communications on behalf of the Company with investment advisors (brokers), research analysts, institutional investors, investment bankers and other investment professionals, and individual investors (the "**Investment Contacts**").

   (b) **Investor meetings and presentations.** iCAP Ventures will organize and attend meetings with the Investment Contacts to present the Company and help to develop relationships on the Company's behalf.

   (c) **Telephone and email contact.** In addition to contacting our network of investment advisors to schedule meetings iCAP Ventures will contact investment advisors on the telephone and by email to generate awareness of the Company's story.

   (d) **Email distribution.** iCAP Ventures will distribute the Company's news releases to its international database of Investment Contacts.

   (e) **Investor Presentation Materials.** On an ongoing basis iCAP Ventures will make recommendations about the strategy, content and design of the Company's investor presentation materials.

   (f) **Website.** On an ongoing basis iCAP Ventures will make recommendations about the content, design and functionality of the investor relations segment of the Company's website.

   (g) **Assistance with financing opportunities.** iCAP Ventures will assist with financing opportunities on the Company's behalf by making introductions to the Investment Contacts. iCAP Ventures will refer the Investment Contacts to the Company in order to help facilitate the Company's financial and capital requirements. It is understood that compliance with applicable stock exchange policies and securities laws with respect to any completed financings will remain the responsibility of the Company.

(h) **General Consulting Services.** iCAP Ventures will provide the Company with general consulting on investor communications and capital markets.

2. **Consulting Fees and Expenses.** In consideration for providing the Services, the Company agrees to remunerate iCAP Ventures as follows:

(a) pay an initial fee of C$56,000 plus applicable taxes payable on the Effective Date (as defined below);

(b) on the Effective Date, issue to iCAP Ventures 160,000 common share purchase warrants exercisable to purchase common shares of the Company at a price of C$0.35 until the date that is 3 years from the date of completion of an initial public offering, a going-public transaction such as by reverse takeover or other similar means, or a transaction whereby the Company shall amalgamate with, consolidate with or merge with or into, or participate in a statutory arrangement or similar reorganization with another corporation or entity; and

(c) the Company will reimburse iCAP Ventures on the last day of each applicable month for any reasonable and necessary out-of-pocket expenses incurred by iCAP Ventures relating to the provision of the Services, provided that the expenses have been approved in advance by the Company and that iCAP Ventures furnish an invoice and copies of statements and receipts for all such expenses prior to reimbursement.

3. **Term.** This Agreement will be for a three (3) month term beginning on October 22, 2018 (the "**Effective Date**") and ending on January 22, 2019.

4. **Representations, Covenants and Warranties.** iCAP Ventures hereby represents, covenants and warrants to the Company that:

(a) iCAP Ventures will, upon request by the Company, summarize any and all Services provided or planned to be provided to the Company in writing as periodically requested by the Company; and

(b) iCAP Ventures will act in the best interests of the Company and will not make any misrepresentations whatsoever with respect to the Company's business and affairs.

5. **Applicable Law.** This Agreement shall be construed, interpreted and governed by the laws of British Columbia and the parties herein attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia in the City of Vancouver, British Columbia.

6. **Entire Agreement.** The entire agreement with respect to the subject matter of this Agreement is contained herein, including all other agreements and documents referenced herein or relating hereto and in all amendments and modifications in any of the foregoing. This Agreement supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. This Agreement shall enure

for the benefit of and be binding on the parties herein and their respective successors and assigns.

7. **Time.** Time shall be of the essence in all respects for this Agreement.

8. **Counterparts.** This Agreement may be executed by facsimile copy or other electronic means and in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first mentioned above.

ICAP VENTURES INC.

Per: I Besharat

Name: Iraj Besharat
Title: Director

CANIVATE GROWING SYSTEMS LTD.

Per: ______________________

Name: Ingo Mueller
Title: Chief Executive Officer